UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2009 (August 20, 2009)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

The information set forth below under Item 3.02 regarding the Registration Rights Agreement is incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

On August 20, 2009, The Brink’s Company (“Company”) made a contribution of $150 million in cash and shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), which consisted of $92.4 million in cash and 2,260,738 shares of Common Stock (such contributed shares, the “Shares”), to The Brink’s Company Master Trust (the “Trust”) created under The Brink’s Company Pension-Retirement Plan (the “Plan”) in consideration for a credit against the Company’s future funding obligations to the Plan.  The Shares were valued for purposes of the contribution at $25.48 per share, or $57.6 million in the aggregate.  The Shares were contributed to the Trust in a private placement transaction made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  A copy of the Contribution Agreement related to the private placement of the Shares is furnished herewith as Exhibit 99.1.

On August 20, 2009, the Company issued a press release regarding the contribution of the Shares.  A copy of this press release is being furnished herewith as Exhibit 99.2.

On August 20, 2009, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Evercore Trust Company, N.A., in its capacity as the investment manager of the Shares.  The Registration Rights Agreement provides, among other things, that the Company will prepare and file with the Securities and Exchange Commission, within 45 days of the contribution of the Shares, a shelf registration statement on Form S-3 covering the sale of the Shares by the Trust.  The Company must use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably possible after filing and, subject to certain agreed upon suspension periods, to remain continuously effective until the earliest of (a) the date on which all Shares have been sold, (b) the date on which all Shares may be sold by the Trust to the public in accordance with Rule 144 under the Securities Act or any successor rule thereto (as such rule may be amended from time to time, “Rule 144”) and when no conditions of Rule 144 are then applicable to the Trust (other than the holding period requirement in paragraph (d) of Rule 144, so long as such holding period requirement is satisfied at such time of determination) and (c) the date that is 90 days after the date on which the number of Shares held by the Trust is less than one percent of the shares of the Common Stock then outstanding.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Registration Rights Agreement, dated August 20, 2009, by and between The Brink’s Company and Evercore Trust Company, N.A., as the investment manager of a segregated account in The Brink’s Company Master Trust.

	99.1	Contribution Agreement, dated August 20, 2009, by and between The Brink’s Company and Evercore Trust Company, N.A., as investment manager of a segregated account in The Brink’s Company Master Trust.

	99.2	Press Release, dated August 20, 2009, issued by The Brink’s Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: August 20, 2009	By:	/s/ Joseph W. Dziedzic
Joseph W. Dziedzic
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1
Registration Rights Agreement, dated August 20, 2009, by and between The Brink’s Company and Evercore Trust Company, N.A., as the investment manager of a segregated account in The Brink’s Company Master Trust.

99.1	Contribution Agreement, dated August 20, 2009, by and between The Brink’s Company and Evercore Trust Company, N.A., as investment manager of a segregated account in The Brink’s Company Master Trust.

99.2	Press Release, dated August 20, 2009, issued by The Brink’s Company.